UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

February 27, 2015

Date of Report (Date of earliest event reported)

LOCAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Irvine Center Drive

Irvine, California 92618

(Address of principal executive offices, zip code)

(949) 784-0800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 27, 2015, Local Corporation (the “Registrant”) issued a press release announcing information regarding its financial results for the completed fourth quarter and full-year ended December 31, 2014, and will hold a conference call at approximately 7:30 A.M., Pacific Time, on February 27, 2015, to discuss these results. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information contained in this Current Report, including the accompanying exhibit, is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report is not incorporated by reference into any filings of Local Corporation made under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing unless specifically stated so therein.

The Registrant made reference to non-GAAP financial information in the press release and included a reconciliation of those non-GAAP financial measures to the comparable GAAP financial measures in the press release as well.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 25, 2015, Local Corporation (the “Company”) received a deficiency letter from The NASDAQ Stock Market LLC (“NASDAQ”) indicating that, based on the Company’s closing bid price for the last 30 consecutive business days, the Company does not comply with the minimum bid price requirement of $1.00 per share, as set forth in NASDAQ Listing Rule 5550(a)(2). The notification has no immediate effect on the listing of the Company’s common stock on The NASDAQ Capital Market.

In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company has a grace period of 180 calendar days, or until August 24, 2015, to regain compliance with the minimum closing bid price requirement for continued listing. In order to regain compliance, the minimum closing bid price per share of the Company’s common stock must be at least $1.00 for a minimum of ten consecutive business days. In the event the Company does not regain compliance by August 24, 2015, the Company may be afforded an additional 180-day compliance period, provided it demonstrates that it meets all other applicable standards for initial listing on The NASDAQ Capital Market (except the bid price requirement), and provides written notice of its intention to cure the minimum bid price deficiency during the second grace period, by effecting a reverse stock split, if necessary. If the Company fails to regain compliance after the second grace period, the Company’s stock will be subject to delisting by NASDAQ.

The Company is considering actions that it may take in response to this notification in order to regain compliance with the continued listing requirements.

Item 7.01.	Regulation FD Disclosure.

On February 27, 2015, the Registrant posted its Q4 2014 Quarterly Earnings Summary Report on its website available at ir.local.com. A copy of the presentation is attached as Exhibit 99.2.

The information in this Current Report on Form 8-K and accompanying exhibit is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The presentation materials contain a reference to non-GAAP financial information and include a reconciliation of those non-GAAP financial measures to the comparable GAAP financial measures.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1	Press Release of Local Corporation dated February 27, 2015.

Exhibit 99.2	Local Corporation Q4 2014 Quarter Earnings Summary Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL CORPORATION

Date: February 27, 2015	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release of Local Corporation dated February 27, 2015.

99.2	Local Corporation Q4 2014 Quarter Earnings Summary Report.